UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2018

MEDEQUITIES REALTY TRUST, INC.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-37887	46-5477146
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 West End Avenue, Suite 1000 Nashville, TN		37203
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (615) 627-4710

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☒

Item 1.01.  Entry into a Material Definitive Agreement.

Amendment to Fundamental Master Lease

Consistent with the prior disclosure of MedEquities Realty Trust, Inc. (the “Company”) regarding an in-process amendment to the Fundamental Master Lease (as defined below) included in the Company’s Quarterly Report on Form 10-Q filed on August 9, 2018, on October 6, 2018, certain wholly owned subsidiaries of the Company and certain wholly owned subsidiaries of Fundamental Healthcare (“Fundamental”) entered into the First Amendment (the “Lease Amendment”) to the Amended and Restated Master Lease, dated April 27, 2017 (the “Fundamental Master Lease”), which governs the lease terms of the Company’s four facilities leased to Fundamental—Mountain’s Edge Hospital, Horizon Specialty Hospital of Henderson, Physical Rehabilitation and Wellness Center of Spartanburg, and Mira Vista Court. The Lease Amendment amends certain terms, covenants and conditions of the Fundamental Master Lease, including, but not limited to, the following:

•

defers a portion of the monthly rent and certain other payments under the Fundamental Master Lease in the aggregate amount of approximately $2.4 million (the “Total Abatement Amount”) for the period from May 20, 2018 through March 20, 2019 (the “Temporary Abatement Period”);

•

during the Temporary Abatement Period, requires Fundamental to pay monthly interest on the then-outstanding Total Abatement Amount at an annual interest rate of 9%, in addition to the reduced rent and other payments due under the Fundamental Master Lease;

•

beginning April 20, 2019, requires Fundamental to repay the Total Abatement Amount based on a nine-month amortization schedule ending on December 20, 2019, in addition to the rent and other payments due under the Fundamental Master Lease;

•

amends the minimum portfolio rent coverage ratio to 1.20x for the first four years of the lease term and 1.25x for each year thereafter; provided, that such covenant shall not apply during the Temporary Abatement Period; and

•	eliminates the covenants requiring a minimum portfolio fixed charge coverage ratio and a minimum facility rent coverage ratio.

The foregoing summary of the Lease Amendment does not purport to be complete and is qualified in its entirety by reference to the Lease Amendment, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Amendment to Credit Agreement

On October 9, 2018, the Company, MedEquities Realty Operating Partnership, LP, the operating partnership of the Company (the “Operating Partnership”), and certain of their subsidiaries entered into the Second Amendment (the “Credit Amendment”) to the Second Amended and Restated Credit Agreement, dated as of February 10, 2017 (as amended, the “Credit Agreement”) with KeyBank National Association, as administrative agent and a lender, and the other lenders party thereto. The Credit Amendment amends certain terms, covenants and conditions of the Credit Agreement, including, but not limited to the following:

•

increases the applicable margin from pre-amendment of 1.75% to 3.00% for LIBOR-rate loans and 0.75% to 2.00% for base-rate loans to post-amendment of 2.00% to 3.50% for LIBOR-rate loans and 1.00% to 2.50% for base-rate loans, in each case depending on the Company’s leverage ratio, until the Performance Hurdle has occurred, at which time, subject to certain conditions, the applicable margins will revert to those in effect prior to the Credit Amendment;

•

temporarily increases the borrowing base availability attributable to the Company’s borrowing base assets, other than the Company’s ten skilled nursing facilities in Texas (the “Texas Ten Portfolio”), until December 31, 2018;

•

reduces the borrowing base availability attributable to the Texas Ten Portfolio until the earlier to occur of the Texas Ten Revaluation Date and December 31, 2018; provided, that the borrowing base availability attributable to the Texas Ten Portfolio will be reduced to zero and the Texas Ten Portfolio will be excluded as a borrowing base asset if the Texas Ten Revaluation Date does not occur on or prior to December 31, 2018;

•

until the Performance Hurdle has occurred, restricts the Operating Partnership’s use of proceeds from borrowings under the Credit Agreement, unless approved by lenders representing two-thirds of the outstanding commitments under the Credit Agreement. Proceeds totaling approximately $20.4 million have been pre-approved for specific uses, comprised primarily of the remaining funding obligations for the expansion at Mountain’s Edge Hospital and under the Company’s construction mortgage loan to Haven Healthcare;

•

provides that the covenants relating to (i) the minimum aggregate occupancy rate for borrowing base properties and (ii) the maximum adjusted net operating income attributable to a tenant or group of affiliated tenants, shall not apply on or before March 31, 2019; and

•

does not place additional limitations regarding dividends and distributions prior to December 31, 2018; however, if a default or event of default has occurred as a result, in whole or in part, of the failure of the Texas Ten Revaluation Date to occur on or before December 31, 2018, prohibits the Company or the Operating Partnership from making any dividends or distributions, unless approved by lenders representing two-thirds of the outstanding commitments under the Credit Agreement.

Under the Credit Agreement, the “Texas Ten Revaluation Date” is defined as the occurrence of all of the following: (i) the written approval by the administrative agent and lenders representing 60.0% of the outstanding commitments under the Credit Agreement of a tenant for the Texas Ten Portfolio pursuant to a lease approved in writing by the administrative agent (the “Replacement Texas Ten Lease”) and a termination of the existing lease for the Texas Ten Portfolio, all pursuant to agreements approved in writing by the administrative agent; (ii) delivery to the administrative agent of a new appraisal of, and the determination of a new appraised value for, the Texas Ten Portfolio based upon the Replacement Texas Ten Lease; and (iii) compliance with each other provision of the Credit Agreement relating to the inclusion of borrowing base assets in the determination of borrowing base availability under the Credit Agreement.

Under the Credit Amendment, the “Performance Hurdle” is defined as the occurrence of all of the following: (i) the Texas Ten Revaluation Date shall have occurred on or before December 31, 2018; (ii) the completion of the expansion at Mountain’s Edge Hospital in accordance with the terms of the Fundamental Master Lease, subject to certain other conditions; (iii) the obligations of the tenant under the Fundamental Master Lease to pay full rent and of the tenant under the Replacement Texas Ten Lease to pay rent shall have commenced; (iv) no default or event of default under the Fundamental Master Lease or the Replacement Texas Ten Lease shall have occurred; (v) the tenants under the Fundamental Master Lease and the Replacement Texas Ten Lease shall have not less than one full quarter history of paying rent and reserves with no payment defaults, late payments or delinquencies; (vi) the Operating Partnership shall have delivered to the administrative agent a written request to return to the original pricing spreads in effect prior to the Credit Amendment (which request may not be delivered prior to July 1, 2019), together with a written certification that the foregoing conditions have been satisfied; and (vii) lenders representing two-thirds of the outstanding commitments under the Credit Agreement shall have approved the return to the original pricing spreads in effect prior to the Credit Amendment.

As of October 9, 2018, the Operating Partnership, after receipt on the same day of a $3.8 million advance, had $274.8 million in outstanding borrowings under the Credit Agreement and, after giving effect to the Credit Amendment, had $16.1 million in additional available borrowing capacity under the Credit Agreement, which may be used only for the purposes described above unless and until the Performance Hurdle has occurred.

In addition, under the Second Amendment, the lenders consented in advance to the potential refinancing of the Company’s intercompany mortgage loan secured by Lakeway Hospital; provided, that the net proceeds from such refinancing are not less than the outstanding principle balance in October 2018 of approximately $69.8 million and are used to repay outstanding borrowings under the Credit Agreement. Such refinancing and repayment would be expected to increase available borrowing capacity under the Credit Agreement by approximately $20 million.

The foregoing summary of the Credit Amendment does not purport to be complete and is qualified in its entirety by reference to the Credit Amendment, a copy of which is attached as Exhibit 10.2 hereto and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, statements regarding the occurrence of the Performance Hurdle, the Texas Ten Revaluation Date and any of the conditions thereto, the refinancing of the Company’s intercompany mortgage loan and the expected impact on the available borrowing capacity under the Credit Agreement, the Company’s intended use of proceeds from borrowings under the Credit Agreement, future borrowing capacity under the Credit Agreement, anticipated capital expenditures and amounts of anticipated cash distributions to the Company’s stockholders in the future. Forward-looking statements provide the Company’s current expectations or forecasts of future events and are not statements of historical fact. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “will” and variations of these words and other similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the Company’s control, are difficult to predict and/or could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. The Company can provide no assurances that the Performance Hurdle, the Texas Ten Revaluation Date or the refinancing of the Company’s intercompany mortgage loan will occur by a certain date, or at all, or that the Company’s tenants will comply with the rent payment and other terms and conditions of their leases, the failure of which could, among other things, restrict or prohibit the Company from making future distributions to stockholders, reduce the Company’s borrowing base availability under the Credit Agreement and/or result in an Event of Default or otherwise require the Company to repay all or a portion of the outstanding borrowings under the Credit Agreement, the funds for which may not be available to the Company on attractive terms, or at all, which could result in foreclosure on the Company’s assets pledged as collateral under the Credit Agreement. For a description of other factors that may cause the Company’s actual results or performance to differ from its forward-looking statements and related risks, see the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” included in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”), and other documents filed by the Company with the SEC from time to time. You are cautioned to not place undue reliance on forward-looking statements. Except as otherwise may be required by law, the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or actual operating results.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1

First Amendment to the Amended and Restated Master Lease, dated as of October 6, 2018, by and among MRT of Las Vegas NV – ACH, LLC, MRT of Las Vegas NV – LTACH, LLC, MRT of Fort Worth TX – SNF, LLC, MRT of Spartanburg SC – SNF, LLC, Nashville Leasehold Interest, LLC and the operators party thereto.

10.2

Second Amendment to Second Amended and Restated Credit Agreement, dated as of October 9, 2018, by and among the Company, the Operating Partnership, their subsidiaries party thereto, KeyBank National Association and the other lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedEquities Realty Trust, Inc.

Date: October 12, 2018	By:	/s/ Jeffery C. Walraven
Jeffery C. Walraven
Executive Vice President and Chief Financial Officer